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                  PECO ENERGY COMPANY AND SUBSIDIARY COMPANIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                    AND PREFERRED STOCK DIVIDEND REQUIREMENTS
                                     ($000)




                                                                12 Months
                                                                  Ended
                                                               12/31/1998
                                                             --------------
NET INCOME ................................................    $  532,378
ADD BACK:
   INCOME TAXES:
   OPERATING INCOME .......................................       348,497
   NON-OPERATING INCOME ...................................       (28,843)
                                                               ----------
   NET TAXES ..............................................    $  319,654
                                                               ==========
   FIXED CHARGES:
   TOTAL INTEREST .........................................    $  317,243
   ANNUAL RENTALS ESTIMATE ................................         8,973
                                                               ----------
   TOTAL FIXED CHARGES ....................................    $  326,216
                                                               ==========
EARNINGS REQUIRED FOR PREFERRED DIVIDENDS:
   DIVIDENDS ON PREFERRED STOCK ...........................    $   13,109
   ADJUSTMENT TO PREFERRED DIVIDENDS* .....................    $    7,871
                                                               ==========
                                                               $   20,980
                                                               ==========
   FIXED CHARGES AND PREFERRED DIVIDENDS ..................    $  347,196
                                                               ==========
   EARNINGS BEFORE INCOME TAXES AND FIXED CHARGES .........    $1,199,228
                                                               ==========
   RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
   EARNINGS REQUIRED FOR PREFERRED DIVIDENDS ..............          3.45
                                                               ===========


------------
* ADDITIONAL CHARGE EQUIVALENT TO EARNINGS REQUIRED TO ADJUST DIVIDENDS ON PREFERRED STOCK TO A PRE-TAX BASIS